As filed with the Securities and Exchange Commission on August 18, 2017

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATENTO S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4, rue Lou Hemmer, L-1748 Luxembourg Findel

Grand Duchy of Luxembourg

+55 (11) 3779-0881

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

(800) 937-5449

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua N. Korff, P.C.

Brian Hecht, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Ordinary Shares, no nominal value			$200,000,000(2)	$23,180(2)(4)
Secondary Offering
Ordinary Shares, no nominal value	62,660,015	$11.53(3)	$722,469,973(3)	$83,734(3)(4)
Total			$922,469,973	$106,914

(1)	Other than securities registered in the Secondary Offering, there are being registered under this registration statement such indeterminate number of Ordinary Shares as may be issued from time to time at indeterminate prices in an aggregate amount in U.S. Dollars not to exceed $200,000,000. In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.
(2)	Calculated in accordance with Rule 457(o) under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Ordinary Shares on The New York Stock Exchange (“NYSE”) on August 15, 2017.
(4)	Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001159.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED AUGUST 18, 2017

Prospectus

Atento S.A.

$200,000,000 Ordinary Shares and

62,660,015 Ordinary Shares Offered by the Selling Shareholder

Atento S.A. (the “Company”) may use this prospectus to offer from time to time in one or more offerings up to an aggregate of $200,000,000 of ordinary shares, no nominal value (“Ordinary Shares”). The selling shareholder named in this prospectus (the “Selling Shareholder”) may offer and sell from time to time up to 62,660,015 of Ordinary Shares, covered by this prospectus. The Ordinary Shares will be offered in amounts, at prices and on terms to be determined at the time of their offering and will be described in the supplement to this prospectus. We will not receive any proceeds from sales of our Ordinary Shares sold by the Selling Shareholder.

The Ordinary Shares covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. See “Plan of Distribution.” The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

Our Ordinary Shares are traded on The New York Stock Exchange (“NYSE”) under the symbol “ATTO”. On August  15, 2017, the last reported sales prices of the Ordinary Shares was $11.88 per share.

See “Risk Factors” on page 2 to read about factors you should consider before investing in our Ordinary Shares.

This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2017.

Neither we nor the Selling Shareholder have authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus and any supplement to this prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus or a supplement is delivered or a sale pursuant to this prospectus or a supplement is made, neither we nor the Selling Shareholder is implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell up to $200,000,000 of our Ordinary Shares in one or more offerings and the Selling Shareholder may, from time to time, offer and sell an aggregate of 62,660,015 of our Ordinary Shares in one or more offerings.

We will not receive any proceeds from the sale of Ordinary Shares to be offered by the Selling Shareholder pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of Ordinary Shares pursuant to this prospectus. We and the Selling Shareholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

Unless the context indicates otherwise, the terms “Company,” “we,” “us” and “our” refer to Atento S.A.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

As required by the Securities Act of 1933, we have filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We file annual and other reports with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC in the United States at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus.

This prospectus incorporates by reference the documents and reports listed below, unless otherwise indicated therein:

•	Our Annual Report on Form 20-F for the year ended December 31, 2016 (our “Annual Report”) filed with the SEC on April 13, 2017;

•	Our Report on Form 6-K for the month of March, 2017, containing our unaudited interim consolidated financial statements for the three months ended March 31, 2017 and other information, filed with the SEC on May 9, 2017;

•	Our Report on Form 6-K for the month of June, 2017, containing our unaudited interim consolidated financial statements for the six months ended June 30, 2017 and other information, filed with the SEC on August 14, 2017;

•	The description of our Ordinary Shares included in the Registration Statement on Form 8-A, filed with the SEC on September 30, 2014 (File No. 001-36671);

•	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

•	Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Atento S.A.

4, rue Lou Hemmer, L-1748 Luxembourg Findel

Grand Duchy of Luxembourg

+55 (11) 3779-0881

CAUTIONARY STATEMENT WITH RESPECT TO FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference may contain and refer to certain forward-looking statements with respect to our financial condition, results of operations and business. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among others, statements concerning the potential exposure to market risks, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and statements that are not limited to statements of historical or present facts or conditions.

Forward-looking statements are typically identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “objectives,” “outlook,” “probably,” “project,” “will,” “seek,” “target” and other words of similar meaning.

Our estimates and forward-looking statements are based mainly on our current expectations and estimates on projections of future events and trends, which affect or may affect our businesses and results of operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to certain risks and uncertainties and are made in light of information currently available to us. Our estimates and forward-looking statements may be influenced by the following factors, among others:

•	the competitiveness of the customer relationship management and business process (“CRM BPO”) market;

•	the loss of one or more of our major clients, a small number of which account for a significant portion of our revenue, in particular Telefónica S.A.;

•	risks associated with operating in Latin America, where a significant proportion of our revenue is derived and where a large number of our employees are based;

•	our clients deciding to enter or further expand their own CRM BPO businesses in the future;

•	any deterioration in global markets and general economic conditions, in particular in Latin America and in the telecommunications and the financial services industries from which we derive most of our revenue;

•	increases in employee benefit expenses, changes to labor laws and labor relations;

•	failure to attract and retain enough sufficiently trained employees at our service delivery centers to support our operations;

•	inability to maintain our pricing and level of activity and control our costs;

•	consolidation of potential users of CRM BPO services;

•	the reversal of current trends towards CRM BPO solutions;

•	fluctuations of our operating results from one quarter to the next due to various factors including seasonality;

•	the significant leverage our clients have over our business relationships;

•	the departure of key personnel or challenges with respect to labor relations;

•	the long selling and implementation cycle for CRM BPO services;

•	difficulty controlling our growth and updating our internal operational and financial systems as a result of our increased size;

•	inability to fund our working capital requirements and new investments;

•	fluctuations in, or devaluation of, the local currencies in the countries in which we operate against our reporting currency, the U.S. dollar;

•	current political and economic volatility, particularly in Brazil, Mexico, Argentina and Europe;

•	our ability to acquire and integrate companies that complement our business;

•	the quality and reliability of the technology provided by our technology and telecommunications providers, our reliance on a limited number of suppliers of such technology and the services and products of our clients;

•	our ability to invest in and implement new technologies;

•	disruptions or interruptions in our client relationships;

•	actions of the Brazilian, European Union, Spanish, Argentinian, Mexican and other governments and their respective regulatory agencies, including adverse competition law rulings and the introduction of new regulations that could require us to make additional expenditures;

•	damage or disruptions to our key technology systems or the quality and reliability of the technology provided by technology telecommunications providers;

•	an increase in the cost of telecommunications services and other services on which we and our industry rely;

•	an actual or perceived failure to comply with data protection regulations, in particular any actual or perceived failure to ensure secure transmission of sensitive or confidential customer data through our networks;

•	the effect of labor disputes on our business; and

•	other risk factors listed in the section of this prospectus entitled “Risk Factors”.

Estimates and forward-looking statements are intended to be accurate only as of the date they were made, and we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. Our future results may differ materially from those expressed in these estimates and forward-looking statements. You should therefore not make any investment decision based on these estimates and forward-looking statements.

See “Risk Factors” herein and incorporated from our Annual Report and other filings we make with the SEC for a more complete discussion of the risks and uncertainties mentioned above and for a discussion of other risks and uncertainties. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus, our Annual Report and hereafter in our other SEC filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties. Note that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus and should be read together with the information contained in other parts of this prospectus, any prospectus supplement and the documents we incorporate by reference. It may not contain all the information that may be important to you. You should carefully read this prospectus and the document referred to in “Where You Can Find Additional Information and Incorporation of Certain Information By Reference” for more information about us, including our financial statements.

Our Company

Atento is the largest provider of CRM BPO services and solutions in Latin America and among the top five providers globally based on revenue. Our business was founded in 1999 as the CRM BPO provider to the Telefónica Group. Since then, we have significantly diversified our client base, and we became an independent company in December 2012 when we were acquired by funds affiliated with Bain Capital Partners, LLC. In October 2014, Atento became a publicly listed company on the New York Stock Exchange (NYSE), under the ticker “ATTO”.

Corporate Information

We are a public limited liability company (“société anonyme”) organized and existing under the laws of the Grand Duchy of Luxembourg on March 5, 2014 and have our registered office at 4, rue Lou Hemmer, L-1748 Luxembourg Findel, Grand Duchy of Luxembourg. American Stock Transfer & Trust Company, LLC is the U.S. agent.

Our principal executive offices are located at Rua Professor Manoelito de Ornellas 303, 1º andar, Condomínio Nova São Paulo, 04719-040, São Paulo, Brazil, telephone number +55 (11) 3779-0881, Av. Yucatán 15, Col. Hipódromo Condesa, México D.F 06700, and C/ Santiago de Compostela 94, 28035 Madrid, Spain. Our agent for service of process in the United States is American Stock Transfer & Trust Company, LLC.

RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the important factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F filed with the SEC and in our Form 6-K for the month of March, 2017 filed with the SEC, both incorporated herein by reference, and in the accompanying prospectus supplement for such issuance before investing in our Ordinary Shares. We may include further risk factors in future annual reports on Form 20-F and future reports on Form 6-K incorporated by reference in this prospectus or in a prospectus supplement. For further details, see the section entitled “Where You Can Find Additional Information and Certain Information Incorporated by Reference.”

Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to pay dividends and lower the trading price of our Ordinary Shares. The risks referred to above are not the only ones that may exist. Additional risks not currently known by us or that we deem immaterial may also impair our business operations. You may lose all or a part of your investment.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

The use of proceeds from any offering of Ordinary Shares by us will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

All of the Ordinary Shares offered by the Selling Shareholder pursuant to this prospectus will be sold by the Selling Shareholder for its account. We will not receive any of the proceeds from these sales. The Selling Shareholder will pay any underwriting discounts and commissions and expenses incurred by it for brokerage, accounting, tax or legal services or any other expenses incurred by it in disposing of its Ordinary Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

SELLING SHAREHOLDER

This prospectus relates to the possible resale by the Selling Shareholder of up to 62,660,015 of our Ordinary Shares. The Selling Shareholder may from time to time offer and sell any or all of the Ordinary Shares set forth below pursuant to this prospectus. When we refer to the “Selling Shareholder” in this prospectus, we mean the entity listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Shareholder’s interest in Ordinary Shares other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the Selling Shareholder and the aggregate amount of Ordinary Shares that the Selling Shareholder may offer pursuant to this prospectus. The percentage of Ordinary Shares owned by the Selling Shareholder both prior to and following the offering of any Ordinary Shares pursuant to this prospectus, is based on 73,909,056 Ordinary Shares outstanding as of the date hereof and does not take into account any Ordinary Shares issued by us pursuant to this prospectus.

We cannot advise you as to whether the Selling Shareholder will in fact sell any or all of such Ordinary Shares. See “Plan of Distribution.”

	Before the Offering		Number of Ordinary Shares Being Offered	After the Offering
Name and Address of Beneficial Owner	Number of Ordinary Shares	Percentage of Outstanding Ordinary		Number of Ordinary Shares	Percentage of Outstanding Ordinary Shares
Atalaya Luxco PikCo S.C.A. (1)	62,660,015	84.87%	62,660,015	—	—

(1)	The address for Atalaya Luxco PikCo S.C.A. is Da Vinci building, 4, rue Lou Hemmer, L-1748 Luxemburg Findel, Grand Duchy of Luxembourg. Atalaya Luxco PikCo S.C.A. is controlled by Atalaya Luxco Topco S.C.A. (“Topco”). Funds advised by, or affiliated with, Bain Capital Private Equity, L.P. holds 17,706,930 A shares (representing approximately 88.5%) of Topco as follows: 8,742,886 A shares held by Bain Capital Fund X, L.P., a Cayman Islands exempted limited partnership (“Bain Capital Fund X”), 136,780 A shares held by BCIP Associates IV, L.P., a Cayman Islands exempted limited partnership (“BCIP IV”), 37,540 A shares held by BCIP Trust Associates IV, L.P. a Cayman Islands exempted limited partnership (“BCIP Trust IV”), 18,240 A shares held by BCIP Associates IV-B, L.P., a Cayman Islands exempted limited partnership (“BCIP IV-B”), 4,580 A shares held by BCIP Trust Associates IV-B, L.P., a Cayman Islands exempted limited partnership (“BCIP Trust IV-B”) and 8,766,904 A shares held by Bain Capital Europe Fund III, L.P., a Cayman Islands exempted limited partnership (“Bain Europe Fund” and, collectively with Bain Capital Fund X, BCIP IV, BCIP Trust IV, BCIP IV-B and BCIP Trust IV-B, the “Bain Capital Entities”). Bain Capital Partners X, L.P., a Cayman Islands exempted limited partnership (“Bain Capital Partners X”) is the general partner of Bain Capital Fund X. Bain Capital Partners Europe III, L.P., a Cayman Islands exempted limited partnership (“Bain Capital Partners Europe”) is the general partner of Bain Europe Fund. Bain Capital Investors, LLC, a Delaware limited liability company (“BCI”) is the general partner of each of Bain Capital Partners X and Bain Capital Partners Europe. Boylston Coinvestors, LLC, a Delaware limited liability company is the general partner of each of BCIP IV, BCIP Trust IV, BCIP IV-B and BCIP Trust IV-B. The governance, investment strategy and decision-making process with respect to investments held by the Bain Capital Entities is directed by BCI’s Global Private Equity Board (“GPEB”), which is comprised of the following individuals: Steven Barnes, Joshua Bekenstein, John Connaughton, David Gross-Loh, Stephen Pagliuca, Michel Plantevin, Dwight Poler, and Jonathan Zhu. By virtue of the relationships described in this footnote, GPEB may be deemed to exercise voting and dispositive power with respect to the shares held by the Bain Capital Entities. Each of the members of GPEB disclaims beneficial ownership of such shares to the extent attributed to such member solely by virtue of serving on GPEB. Each of the Bain Capital Entities has an address c/o Bain Capital Private Equity, L.P., 200 Clarendon Street, Boston, Massachusetts 02116.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of some of the terms of our Ordinary Shares, based on our articles of association and the Luxembourg Corporate Law. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of our articles of association, the form of which has been filed as an exhibit to our Annual Report on Form 20-F. You may obtain copies of our articles of association as described under “Where You Can Find More Information and Certain Information Incorporated by Reference” in this prospectus.

General

We are a Luxembourg public limited liability company (société anonyme). Our legal name is “Atento S.A.” We were incorporated on March 5, 2014 as a Luxembourg public limited liability company (société anonyme).

We are registered with the Luxembourg Registry of Trade and Companies under number B.185.761. Our registered office is located at 4, rue Lou Hemmer, L-1748 Luxembourg Findel, Grand Duchy of Luxembourg.

The corporate purpose of the Company, as stated in Article 2 of our articles of association (Purpose), may be summarized as follows: The object of the Company, is the holding of participations, in any form whatsoever, in Luxembourg and foreign companies and in any other form of investment, the acquisition by purchase, subscription, or in any other manner as well as the transfer by sale, exchange or otherwise of securities of any kind and the administration, management, control and development of its portfolio.

We may further guarantee, grant security, grant loans or otherwise assist the companies in which we hold a direct or indirect participation or right of any kind or which form part of the same group of companies as us.

We may raise funds especially through borrowing in any form or by issuing any kind of notes, securities or debt instruments, bonds and debentures and generally issue securities of any type.

Finally, we may carry out any commercial, industrial, financial, real estate or intellectual property activities which we consider useful for the accomplishment of these purposes.

Share Capital

As of June 30, 2017, our issued share capital amounts to €33,304.18, represented by 73,909,056 Ordinary Shares with no nominal value. All issued shares were fully paid. A shareholder in a Luxembourg société anonyme holding fully paid shares is not liable, solely because of his or her or its shareholder status, for additional payments to the Company or the Company’s creditors.

Our articles of association authorizes our board of directors to issue Ordinary Shares within the limits of the authorized share capital at such times and on such terms as our board or its delegates may decide for a period commencing on the date of our articles of association and ending five years after the date on which the minutes of the shareholders’ meeting approving such authorization are published in the Recueil électronique des sociétés et associations, the central electronic platform of the Grand Duchy of Luxembourg (the “RESA”)(unless such period is extended, amended or renewed). Accordingly, our board is authorized to issue Ordinary Shares up to the authorized share capital until such date. We currently intend to seek renewals and/or extensions as required from time to time. Such period was lastly renewed for five (5) years starting from the date of publication of the resolutions of the general meeting of the shareholders of the Company held on 31 May 2017 on the RESA.Our authorized share capital will be determined by our articles of association, as amended from time to time, and may be increased, reduced or extended by amending the articles of association by approval of the extraordinary general shareholders’ meeting subject to the necessary quorum and majority requirements (see “—General Meeting of Shareholders” and “—Amendment to the Articles of Association”).

Our articles of association also authorizes our board of directors to allocate existing Ordinary Shares without consideration or to issue new Ordinary Shares (the “Bonus Shares”) paid-up out of available reserves (i) to employees of the Company or to certain classes of such employees, (ii) to employees of companies or economic interest groupings in which the Company holds directly or indirectly at least ten per cent (10%) of the share capital or of the voting rights, (iii) to employees of companies or economic interest groupings which hold directly or indirectly at least ten per cent (10%) of the share capital or of the voting rights of the Company, (iv) to employees of companies or economic interest groupings in which at least fifty per cent (50%) of the share capital or of the voting rights are held, directly or indirectly, by a company holding itself, directly or indirectly, at least fifty per cent (50%) of the share capital of the Company and/or (v) to members of the corporate bodies of the Company or any of the other companies or economic interest groupings referred to under items (ii) to (iv) above (the “Beneficiaries of Bonus Shares”). The board of directors sets the terms and conditions of the allocation of Bonus Shares to the Beneficiaries of Bonus Shares, including the period for the final allocation and any minimum period during which such Bonus Shares cannot be transferred by their holders. The preferential subscription right of existing shareholders is automatically cancelled in case of issuance of Bonus Shares.

Under Luxembourg law, existing shareholders benefit from a pre-emptive subscription right on the issuance of shares for cash consideration. However, our shareholders have, in accordance with Luxembourg law, authorized the board of directors to suppress, waive or limit any pre-emptive subscription rights of shareholders provided by law to the extent the board deems such suppression, waiver or limitation advisable for any issuance or issuances of shares within the scope of our authorized share capital. Such shares may be issued above, at or below market value but in any event not below the accounting par value per ordinary share as well as by way of incorporation of available reserves (including premium).

The board of directors will resolve on such shares issuance out of the authorized share capital (capital autorisé) in accordance with the quorum and voting thresholds set forth in the articles of association of the Company to be amended before completion of this offering. The board of directors will also resolve on the applicable procedures and timelines to which it will, or has to, subject such issuance. If the proposal of the board of directors to issue new shares exceeds the limits of our authorized share capital, the board of directors must then convene the shareholders to an extraordinary general meeting to be held in the presence of a Luxembourg notary for the purpose of increasing the issued share capital accordingly. Such meeting will be subject to the quorum and majority requirements provided for the amendment of articles. If the capital call proposed by the board of directors consists in an increase in the shareholders’ commitments, the board of directors must then convene the shareholders to an extraordinary general meeting to be held in the presence of a Luxembourg notary for such purpose. Such meeting will be subject to the unanimous consent of the shareholders.

Form and Transfer of Shares

Our Ordinary Shares are issued in registered form only and are freely transferable under Luxembourg law and our articles of association. Our board of directors may however impose transfer restrictions for shares that are registered, listed, quoted, dealt in, or that have been placed in certain jurisdictions in compliance with the requirements applicable therein. Luxembourg law does not impose any limitations on the rights of Luxembourg or non-Luxembourg residents to hold or vote our Ordinary Shares.

Under Luxembourg law, the ownership of registered shares is prima facie established by the inscription of the name of the shareholder and the number of shares held by him or her in the shareholders register.

Without prejudice to the conditions for transfer by book entry where shares are recorded in the shareholder register on behalf of one or more persons in the name of a depository, each transfer of shares shall be effected by written declaration of transfer to be recorded in the shareholder register, such declaration to be dated and signed by the transferor and the transferee or by their duly appointed agents. We may accept and enter into the shareholder register any transfer effected pursuant to an agreement or agreements between the transferor and the transferee, true and complete copies of which have been delivered to us.

Our articles of association provides that we may appoint registrars in different jurisdictions, each of whom may maintain a separate register for the shares entered in such register and the holders of shares shall be entered into one of the registers. Shareholders may elect to be entered into one of these registers and to transfer their shares to another register so maintained. Entries in these registers will be reflected in the shareholders’ register maintained at our registered office.

In addition, our articles of association also provides that rights in our Ordinary Shares may be held through a securities settlement system or a professional depository of securities. Rights in Ordinary Shares held in such manner will have the same rights and obligations as Ordinary Shares recorded in our shareholders’ register. Furthermore, rights in Ordinary Shares held through a securities settlement system or a professional depository of securities may be transferred in accordance with customary procedures for the transfer of securities in book-entry form.

Issuance of Shares

Pursuant to the Luxembourg Corporate Law, the issuance of Ordinary Shares requires the approval by the general meeting of shareholders at the quorum and majority provided for the amendment of articles (see “—General Meeting of Shareholders” and “—Amendment to the Articles of Association”). The general meeting may approve an authorized share capital and authorize the board of directors to issue Ordinary Shares up to the maximum amount of such authorized share capital for a maximum period of five years as from the date of publication in the RESA of the minutes of the relevant general meeting. The general meeting may amend, renew or extend such authorized share capital and such authorization to the board of directors to issue shares.

Our articles of association provide that no fractional shares shall be issued.

Our Ordinary Shares have no conversion rights and there are no redemption or sinking fund provisions applicable to our Ordinary Shares.

Pre-Emptive Rights

Unless limited, waived or cancelled by our board of directors (see “—Share Capital”), holders of our Ordinary Shares have a pro rata pre-emptive right to subscribe for any new shares issued for cash consideration. Our articles of association provides that pre-emptive rights can be limited, waived or cancelled by our board of directors for a period ending on the fifth anniversary of the date of publication of the notarial deed recording the minutes of the extraordinary general shareholders’ meeting in the RESA in the event of an increase of the share capital by the board of directors within the limits of the authorized share capital. The general meeting of shareholders duly convened to consider an amendment to the articles of association may by majority vote also limit, waive or cancel such pre-emptive rights or to renew, amend or extend them, each time for a period not to exceed five years.

Repurchase of Shares

We cannot subscribe for our own Ordinary Shares.

We may, however, repurchase issued Ordinary Shares or have another person repurchase issued Ordinary Shares for our account, subject to the following conditions:

•	prior authorization by a simple majority vote at an ordinary general meeting of shareholders, which authorization sets forth the terms and conditions of the proposed repurchase and in particular the maximum number of Ordinary Shares to be repurchased, the duration of the period for which the authorization is given (which may not exceed five years) and, in the case of repurchase for consideration, the minimum and maximum consideration per share;

•	the repurchase may not reduce our net assets on a non-consolidated basis to a level below the aggregate of the issued and subscribed share capital and the reserves that we must maintain pursuant to Luxembourg law or our articles of association; and

•	only fully paid-up shares may be repurchased.

The general meeting of shareholders has authorized the board of directors to repurchase shares representing up to 20% of the issued share capital immediately after the closing of the Company’s initial public offering. The authorization will be valid for a period ending on the earlier of five years from the date of such shareholder authorization and the date of its renewal by a subsequent general meeting of shareholders. Pursuant to such authorization, the board of directors is authorized to acquire and sell Ordinary Shares in the Company under the conditions set forth in Article 49-2 of the Luxembourg Corporate Law. Such purchases and sales may be carried out for any authorized purpose or any purpose that is authorized by the laws and regulations in force. The purchase price per Ordinary Share to be paid shall represent (i) not less than 50% of the lowest closing price per share and (ii) not more than 50% above the highest closing price per share, in each case as reported by the New York City edition of the Wall Street Journal, or, if not reported therein, any other authoritative sources to be selected by the board of directors, over the ten trading days preceding the date of the purchase (or the date of the commitment to the transaction).

In addition, pursuant to Luxembourg law, we may directly or indirectly repurchase ordinary Shares by decision of our board of directors without the prior approval of the general meeting of shareholders if such repurchase is deemed by the board of directors to be necessary to prevent serious and imminent harm to us or if the acquisition of shares has been made in view of the distribution thereof to employees.

Capital Reduction

Our articles of association provide that our issued share capital may be reduced, subject to the approval by the general meeting of shareholders at the quorum and majority provided for the amendment of the articles of association (see “—Voting Rights—Extraordinary Resolutions” and “—Amendment to the Articles of Association”).

General Meeting of Shareholders

Any regularly constituted general meeting of shareholders of the Company represents the entire body of shareholders of the Company.

Each of our Ordinary Shares entitles the holder thereof to attend our general meeting of shareholders, either in person or by proxy, to address the general meeting of shareholders and to exercise voting rights, subject to the provisions of our articles of association. Each Ordinary Share entitles the holder to one vote at a general meeting of shareholders. Our articles of association provides that our board of directors shall adopt all other regulations and rules concerning the attendance to the general meeting, availability of access cards and proxy forms in order to enable shareholders to exercise their right to vote as it deems fit.

When convening a general meeting of shareholders, notices by mail shall be sent at least eight (8) days before the meeting to the registered shareholders by ordinary mail. Our articles of association provides that if our shares are listed on a regulated market, the general meeting will also be convened in accordance with the publicity requirements of such regulated market applicable to us.

A shareholder may participate in general meetings of shareholders by appointing another person as his proxy, the appointment of which shall be in writing. Our articles of association also provides that, in the case of shares held through the operator of a securities settlement system or depository, a holder of such shares wishing to attend a general meeting of shareholders should receive from such operator or depository a certificate certifying the number of shares recorded in the relevant account on the record date. Such certificates as well as any proxy forms should be submitted to us no later than three (3) business days before the date of the general meeting unless our board of directors fixes a different period.

The annual ordinary general meeting of shareholders of the Company shall be held each year at the registered office of the Company or in any other place in Luxembourg as notified to the shareholders. If that day is a legal or banking holiday in Luxembourg, the meeting will be held on the next following business day.

Luxembourg law provides that the board of directors is obliged to convene a general meeting of shareholders if shareholders representing, in the aggregate, 10% of the issued share capital so request in writing with an indication of the meeting agenda. In such case, the general meeting of shareholders must be held within one month of the request. If the requested general meeting of shareholders is not held within one month, shareholders representing, in the aggregate, 10% of the issued share capital may petition the competent president of the district court in Luxembourg to have a court appointee convene the meeting. Luxembourg law provides that shareholders representing, in the aggregate, 10% of the issued share capital may request that additional items be added to the agenda of a general meeting of shareholders. That request must be made by registered mail sent to the registered office of the Company at least five days before the general meeting of shareholders.

Voting Rights

Each share entitles the holder thereof to one vote at a general meeting of shareholders. Luxembourg law distinguishes general meetings of shareholders and extraordinary general meetings of shareholders.

Extraordinary general meetings of shareholders relate to proposed amendments to the articles of association and certain other limited matters.

Ordinary General Meeting

At an ordinary general meeting there is no quorum requirement and resolutions are adopted by a simple majority of votes validly cast on such resolution is sufficient. Abstentions are not considered “votes.”

Extraordinary General Meeting

Extraordinary resolutions are required for any of the following matters, among others: (a) an increase or decrease of the authorized or issued capital, (b) a limitation or exclusion of preemptive rights, (c) approval of a statutory merger or de-merger (scission), (d) dissolution and liquidation of the Company, and (e) any and all amendments to our articles of association. Pursuant to our articles of association, for any resolutions to be considered at an extraordinary general meeting of shareholders the quorum shall be at least one half (50%) of the issued share capital of the Company unless otherwise mandatorily required by law. If the said quorum is not present, a second meeting may be convened at which Luxembourg Corporate Law does not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting (save as otherwise provided by mandatory law) by at least a two thirds (2/3) majority of the votes validly cast on such resolution. Abstentions are not considered “votes.”

Appointment and Removal of Directors

Members of our board of directors may be elected by simple majority of the votes cast at a general meeting of shareholders. Our articles of association provides that the directors shall be elected on a staggered basis, with one third (1/3) of the directors being elected each year, and each director elected for a period of three year. Any director may be removed with or without cause by resolution at a general meeting of shareholders adopted by a simple majority of votes validly cast at the meeting.

Our articles of association provide that in case of a vacancy the board of directors may fill such vacancy. The directors shall be eligible for re-election indefinitely.

Neither Luxembourg law nor our articles of association contain any restrictions as to the voting of our shares by non-Luxembourg residents.

Amendment to the Articles of Association

Shareholder Approval Requirements

Luxembourg law requires an extraordinary general meeting of shareholders to resolve upon an amendment of the articles of association to be made by extraordinary resolution. The agenda of the extraordinary general meeting of shareholders must indicate the proposed amendments to the articles of association. An extraordinary general meeting of shareholders convened for the purposes of amending the articles of association must have a quorum of at least 50% of our issued share capital. If the said quorum is not present, a second meeting may be convened at which Luxembourg Corporate Law does not prescribe a quorum. Irrespective of whether the proposed amendments will be subject to a vote at any duly convened extraordinary general shareholders’ meeting, the amendment is subject to the approval of at least two-thirds (2/3) of the votes cast at such extraordinary general meeting of shareholders.

Formalities

Any resolutions to amend our articles of association must be taken before a Luxembourg notary and such amendments must be published in accordance with Luxembourg law.

Merger and De-Merger

A merger by absorption whereby one Luxembourg company after its dissolution without liquidation transfers to another company all of its assets and liabilities in exchange for the issuance of shares in the acquiring company to the shareholders of the company being acquired, or a merger effected by transfer of assets to a newly incorporated company, must, in principle, be approved at a general meeting by an extraordinary resolution of the Luxembourg company, and the general meeting must be held before a notary. Similarly a de-merger of a Luxembourg company is generally subject to the approval by an extraordinary general meeting of shareholders.

Dissolution and Liquidation

In the event of our dissolution, liquidation, or winding-up of the Company the assets remaining after allowing for the payment of all liabilities of the Company will be paid out to the shareholders pro rata according to their respective shareholdings. The decisions to dissolve, liquidate, or wind-up require the approval by an extraordinary general meeting of shareholders of the Company to be held before a notary.

No Appraisal Rights

Neither Luxembourg law nor our articles of association provide for any appraisal rights of dissenting shareholders.

Dividend Distributions

Subject to Luxembourg law, if and when a dividend distribution is declared by the general meeting of shareholders or the board of directors in the case of interim dividend distributions, each Ordinary Share is entitled to participate equally in such distribution of funds legally available for such purposes. Pursuant to our articles of association, the general meeting of shareholders may approve a dividend distribution and the board of directors may declare an interim dividend distribution, to the extent permitted by Luxembourg law.

Declared and unpaid dividend distributions held by us for the account of the shareholders shall not bear interest. Under Luxembourg law, claims for unpaid dividend distributions will lapse in our favor five years after the date such dividend distribution was declared.

Annual Accounts

Under Luxembourg law, the board of directors must prepare each year annual accounts, i.e., an inventory of the assets and liabilities of the Company together with a balance sheet and a profit and loss account each year. Our board of directors must also annually prepare consolidated accounts and management reports on the annual accounts and consolidated accounts. The annual accounts, the consolidated accounts, the management report and the auditor’s reports must be available for inspection by shareholders at our registered office at least 15 calendar days prior to the date of the annual ordinary general meeting of shareholders.

The annual accounts and the consolidated accounts, after approval by the annual ordinary general meeting of shareholders, will need to be filed with the Luxembourg Registry of Trade and Companies within seven months of the close of the financial year.

Information Rights

Luxembourg law gives shareholders limited rights to inspect certain corporate records 8 calendar days prior to the date of the annual ordinary general meeting of shareholders, including the annual accounts with the list of directors and auditors, the consolidated accounts, the notes to the annual accounts and the consolidated accounts, a list of shareholders whose shares are not fully paid-up, the management reports and the auditor’s report as well as in case of amendment to the articles of association, the text of the proposed amendments and the draft of the resulting consolidated articles.

The annual accounts, the consolidated accounts, the auditor’s report and the management report are sent to registered shareholders at the same time as the convening notice for the annual general meeting. In addition, any registered shareholder is entitled to receive a copy of such documents free of charge prior to the date of the annual ordinary general meeting of shareholders.

Under Luxembourg law, it is generally accepted that a shareholder has the right to receive responses at the shareholders’ general meeting to questions concerning items on the agenda of that general meeting of shareholders, if such responses are necessary or useful for a shareholder to make an informed decision concerning such agenda item, unless a response to such questions could be detrimental to our interests.

Board of Directors

The management of the Company is vested in a board of directors. Our articles of association provides that the board must comprise at least three members.

The board meets as often as Company interests require.

A majority of the members of the board present or represented at a board meeting constitutes a quorum, and resolutions are adopted by the simple majority vote of the board members present or represented. The board may also take decisions by means of resolutions in writing signed by all directors. Each director has one vote.

The general shareholders’ meeting elects directors and decides their respective terms. Under Luxembourg law, directors may be re-elected but the term of their office may not exceed 6 years. Our articles of association provides that the directors shall be elected on a staggered basis, with one third (1/3) of the directors being elected each year. The general shareholders’ meeting may dismiss one or more directors at any time, with or without cause by a simple majority of votes cast at a general meeting of shareholders. If the board has a vacancy, the remaining directors have the right to fill such vacancy on a temporary basis pursuant to the affirmative vote of a majority of the remaining directors. The term of a temporary director elected to fill a vacancy expires at the end of the term of office of the replaced director, provided, however, that the next general shareholders’ meeting shall be requested definitively to elect any temporary director.

Within the limits provided for by law, our board may delegate to one or more persons the daily management of the Company and the authority to represent the Company.

No director shall, solely as a result of being a director, be prevented from contracting with us, either with regard to his tenure in any office or place of profit or as vendor, purchaser or in any other manner whatsoever, nor shall any contract in which any director is in any way interested be liable to be voided merely on account of his position as director, nor shall any director who is so interested be liable to account to us or the shareholders for any remuneration, profit or other benefit realized by the contract by reason of the director holding that office or of the fiduciary relationship thereby established.

Any director having an interest in a transaction submitted for approval to the board may not participate in the deliberations and vote thereon, unless the transaction is not in the ordinary course of the Company’s business and that conflicts with the Company’s interest, in which case the director shall be obliged to advise the board thereof and to cause a record of his statement to be included in the minutes of the meeting. He may not take part in these deliberations nor vote on such a transaction. At the next general meeting, before any other resolution is put to a vote, a special report shall be made on any transactions in which any of the directors may have had an interest that conflicts with our interest.

No shareholding qualification for directors is required.

Our articles of association provides that directors and officers, past and present, are entitled to indemnification from us to the fullest extent permitted by Luxemburg law against liability and all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he is involved by virtue of his being or having been a director or officer and against amounts paid or incurred by him in the settlement thereof. We may purchase and maintain insurance for any director or other officer against any such liability.

No indemnification will be provided against any liability to us or our shareholders (i) by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of a director or officer; (ii) with respect to any matter as to which any director or officer shall have been finally adjudicated to have acted in bad faith and not in the interest of the Company; or (iii) in the event of a settlement, unless approved by a court or the board of directors.

Minority shareholder’s action

One or more minority shareholders of the Company, at the general meeting of shareholders at which a decision was taken on the discharge (quitus), securities entitled to vote at such general meeting of shareholders representing at least 10% of the voting rights, are entitled to bring a court action against the members of the management body for the account of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219.

Listing; Price Range of Ordinary Shares

Our Ordinary Shares are listed on the NYSE under the symbol “ATTO”. For information regarding the high and low market prices for our Ordinary Shares for certain periods, see “The Offer and Listing” in our Annual Report, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus.

COMPARISON OF SHAREHOLDER RIGHTS

We are incorporated under the laws of Luxembourg. The following discussion summarizes material differences between the rights of holders of our Ordinary Shares and the rights of holders of the ordinary shares of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of Luxembourg and Delaware.

Delaware	Luxembourg
Board of Directors
A typical certificate of incorporation and bylaws would provide that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors. Under Delaware law, a board of directors can be divided into classes and cumulative voting in the election of directors is only permitted if expressly authorized in a corporation’s certificate of incorporation.

Pursuant to the Luxembourg Corporate Law, the board of directors must be composed of at least three (3) directors but no more than fifteen (15) members. They are appointed by the general meeting of shareholders (by proposal of the board, the shareholders or a spontaneous candidacy) by a simple majority of the votes cast. Directors may be re-elected but the term of their office may not exceed six years.

Pursuant to our articles of association directors are elected by a simple majority vote at a general meeting. Abstentions are not considered “votes.”

Our articles of association provide that in case of a vacancy, the remaining board members may elect a director to fill the vacancy. See “—Filling Vacancies on the Board of Directors.”

The articles of association may provide for different classes of directors. Our articles of association provides for different classes of directors and each director has one vote.

Our articles of association provide that the board may set up committees and determine their composition, powers and rules.

Limitation on Personal Liability of Directors

A typical certificate of incorporation provides for the elimination of personal monetary liability of directors for breach of fiduciary duties as directors to the fullest extent permissible under the laws of Delaware, except for liability (i) for any breach of a director’s loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the liability of directors for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit. A typical certificate of incorporation would also provide that if the Delaware General Corporation Law is amended so as to

The Luxembourg Corporate Law provides that directors do not assume any personal obligations for commitments of the company. Directors are liable to the company for the performance of their duties as directors and for any misconduct in the management of the company’s affairs.

Directors are further jointly and severally liable both to the company and to any third parties for damages resulting from violations of the law or the articles of association of the company. Directors will only be discharged from such liability for violations to which they were not a party, provided no misconduct is attributable to them and they have reported such violations at the first general meeting after they had knowledge thereof.

allow further elimination of, or limitations on, director liability, then the liability of directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

In addition, directors may under specific circumstances also be subject to criminal liability, such as in the case of an abuse of assets.

Our articles of association provides that directors and officers, past and present, are entitled to indemnification from the Company to the fullest extent permitted by Luxembourg law against liability and all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he is involved by virtue of his being or having been a director or officer and against amounts paid or incurred by him in the settlement thereof, subject to certain exceptions. See “Indemnification of Officers, Directors and Employees.”

Interested Shareholders

Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an “interested shareholder” for three years following the time that the shareholder becomes an interested shareholder. Subject to specified exceptions, an “interested shareholder” is a person or group that owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.	Under Luxembourg law no restriction exists as to the transactions that a shareholder may conclude with the company. The transaction must however be in the corporate interest of the company and be made on arm’s length terms.

A Delaware corporation may elect to “opt out” of, and not be governed by, Section 203 of the Delaware General Corporation Law through a provision in either its original certificate of incorporation, or an amendment to its original certificate or bylaws that was approved by majority shareholder vote. With a limited exception, this amendment would not become effective until 12 months following its adoption.	Not applicable.

Delaware	Luxembourg
Removal of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of holders of any preferred shares, directors may be removed at any time by the affirmative vote of the holders of at least a majority, or in some instances a supermajority, of the voting power	Pursuant to the Luxembourg Corporate Law, directors may be removed at any time with or without cause by ordinary resolution at a general meeting of shareholders adopted by a simple majority of the votes cast on such resolution.

of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. A certificate of incorporation could also provide that such a right is only exercisable when a director is being removed for cause (removal of a director only for cause is the default rule in the case of a classified board).

Filling Vacancies on the Board of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of the holders of any preferred shares, any vacancy, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled by a majority vote of the remaining directors, even if such directors remaining in office constitute less than a quorum, or by the sole remaining director. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of shareholders at which the term of the class of directors to which the newly elected director has been elected expires.

Luxembourg law provides that in the event of a vacancy of a director seat, the remaining directors may, unless the articles of association of the company provide otherwise, provisionally fill such vacancy until the next annual general meeting at which the shareholders will be asked to confirm the appointment.

The decision to fill a vacancy must be taken at a duly convened and quorate meeting of the board of directors.

Our articles of association provide that vacancies for removal or otherwise may be filled on a temporary basis pursuant to the affirmative vote of a majority of the remaining directors.

Amendment of Governing Documents

Under the Delaware General Corporation Law, amendments to a corporation’s certificate of incorporation require the approval of shareholders holding a majority of the outstanding shares entitled to vote on the amendment. If a class vote on the amendment is required by the Delaware General Corporation Law, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the Delaware General Corporation Law. Under the Delaware General Corporation Law, the board of directors may amend bylaws if so authorized in the charter. The shareholders of a Delaware corporation also have the power to amend bylaws.

Under the Luxembourg Corporate Law, amendments to the articles of association of the company require an extraordinary general meeting of shareholders held in front of a public notary at which at least one half of the share capital is represented. The notice of the extraordinary general meeting shall set out the proposed amendments to the articles of association.

If the aforementioned quorum is not reached, a second meeting may be convened by means of a notice sent at least eight (8) days before the meeting to the registered shareholders by ordinary mail. The second meeting shall be validly constituted regardless of the proportion of the share capital represented.

At both meetings, resolutions will be adopted if approved by at least two-thirds of the votes cast (unless otherwise mandatorily required by Luxembourg law). Where classes of shares exist and the resolution to be adopted by the general meeting of shareholders changes the respective rights attaching to such shares, the resolution will be adopted only if the conditions as to quorum and majority set out above are fulfilled with respect to each class of shares. An increase of the commitments of its shareholders require however the unanimous consent of the shareholders (and bondholders, if any).

If the company has issued bonds, any amendments to the object of the company or its legal form (except in the case of a merger, de-merger or assimilated operations) require the approval of the bondholders’ general meeting.

Our articles of association provide that for any extraordinary resolutions to be considered at a general meeting the quorum shall be at least one half (50%) of the issued share capital of the Company. If the said quorum is not present, a second meeting may be convened at which Luxembourg Corporate Law does not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting (save as otherwise provided by mandatory law) at a two thirds (2/3) majority of the votes validly cast on such resolution. Abstentions are not considered “votes.”

In very limited circumstances the board of directors may be authorized by the shareholders to amend the articles of association, albeit always within the limits set forth by the shareholders at a duly convened shareholders’ meeting. This is the case in the context of the Company’s authorized share capital within which the board of directors is authorized to issue further shares or in the context of a share capital reduction and cancellation of shares. The board of directors is then authorized to appear in front of a notary public to record the capital increase or decrease and to amend the share capital set forth in the articles of association.

Delaware	Luxembourg
Meetings of Shareholders

Annual and Special Meetings

Typical bylaws provide that annual meetings of shareholders are to be held on a date and at a time fixed by the board of directors. Under the Delaware General Corporation Law, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

Pursuant to the Luxembourg Corporate Law, at least one general meeting of shareholders must be held each year. The purpose of such annual general meeting is to approve the annual accounts, allocate the results, proceed to statutory appointments and grant discharge to the directors. The annual general meeting must be held within six months of the end of each financial year.

If that day is a legal or banking holiday, the meeting will be held on the next following business day.

Other meetings of shareholders may be convened.

Pursuant to Luxembourg law, the board of directors is obliged to convene a general meeting so that it is held within a period of one month of the receipt of a written request of shareholders representing one-tenth of the issued capital. Such request must be in writing and indicate the agenda of the meeting.
Quorum Requirements

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation or bylaws can specify the number of shares which constitute the quorum required to conduct business at a meeting, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Luxembourg law distinguishes ordinary resolutions and extraordinary resolutions.

Extraordinary resolutions relate to proposed amendments to the articles of association and certain other limited matters. All other resolutions are ordinary resolutions.

Ordinary Resolutions: pursuant to Luxemburg law there is no requirement of a quorum for any ordinary resolutions to be considered at a general meeting, and such ordinary resolutions shall be adopted by a simple majority of votes validly cast on such resolution. Abstentions are not considered “votes.”

Extraordinary Resolutions: extraordinary resolutions are required for any of the following matters, among others: (a) an increase or decrease of the authorized or issued capital, (b) a limitation or exclusion of preemptive rights, (c) approval of a statutory merger or de-merger (scission), (d) dissolution and (e) an amendment of the articles of association.

Delaware	Luxembourg

Pursuant to Luxembourg law for any extraordinary resolutions to be considered at a general meeting the quorum shall generally be at least one half (50%) of the issued share capital. If the said quorum is not present, a second meeting may be convened at which Luxembourg law does not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting (save as otherwise provided by mandatory law) at a two thirds (2/3) majority of the votes validly cast on such resolution. Abstentions are not considered “votes.”

Our articles of association provides that for any ordinary resolutions to be adopted at a general meeting, at which Luxembourg Corporate Law does not prescribe a quorum, a simple majority of votes validly cast on such resolution is sufficient. Abstentions are not considered “votes.”

Our articles of association provides that unless otherwise mandatorily required by law for any extraordinary resolutions to be considered at a general meeting the quorum shall be at least one half (50%) of our issued share capital. If the said quorum is not present, a second meeting may be convened at which Luxembourg Corporate Law does not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting (save as otherwise provided by mandatory law) at a two thirds (2/3) majority of the votes validly cast on such resolution. Abstentions are not considered “votes.”

Indemnification of Officers, Directors and Employees

Under the Delaware General Corporation Law, subject to specified limitations in the case of derivative suits brought by a corporation’s shareholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a

Pursuant to Luxembourg law on agency, agents are entitled to be reimbursed any advances or expenses made or incurred in the course of their duties, except in cases of fault or negligence on their part.

Luxembourg law on agency is applicable to the mandate of directors and agents of the company.

Our articles of association will contain indemnification provisions setting forth the scope of indemnification of our directors and officers. These provisions will allow us to indemnify directors and officers against liability (to the extent permitted by

Delaware	Luxembourg

majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the person:

•    acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

•    in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Delaware General Corporation Law permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the Delaware General Corporation Law to indemnify such person for actual and reasonable expenses incurred thereby.

Luxembourg law) and expenses reasonably incurred or paid by them in connection with claims, actions, suits or proceedings in which they become involved as a party or otherwise by virtue of performing or having performed as a director or officer, and against amounts paid or incurred by them in the settlement of such claims, actions, suits or proceedings, subject to limited exceptions such as willful malfeasance, bad faith, gross negligence or reckless disregard of the duties of a director or officer. See “Certain Relationships and Related Party Transactions—Limitations of Liability and Indemnification Matters” and “Description of Share Capital—Board of Directors.” The indemnification extends, among other things, to legal fees, costs and amounts paid in the context of a settlement.

Pursuant to Luxembourg law, a company is generally liable for any violations committed by employees in the performance of their functions except where such violations are not in any way linked to the duties of the employee.

Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that that person is not entitled to be so indemnified.

Shareholder Approval of Business Combinations

Generally, under the Delaware General Corporation Law, completion of a merger, consolidation, or the sale, lease or exchange of substantially all of a corporation’s assets or dissolution requires approval by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote.

Under Luxembourg law and our articles of association, the board of directors has the widest power to take any action necessary or useful to achieve the corporate object. The board’s powers are limited only by law and the articles of association of the Company.

Any type of business combination that would require an amendment to the articles of association, such as a merger, de-merger, consolidation, dissolution or voluntary liquidation, requires an extraordinary resolution of a general meeting of shareholders.

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Transactions such as a sale, lease or exchange of substantial company assets require only the approval of the board of directors. Neither Luxembourg law nor our articles of association contain any provision specifically requiring the board of directors to obtain shareholder approval of the sale, lease or exchange of substantial assets of the Company.

The Delaware General Corporation Law also requires a special vote of shareholders in connection with a business combination with an “interested shareholder” as defined in section 203 of the Delaware General Corporation Law. See “—Interested Shareholders” above.	Not applicable.

Shareholder Action Without a Meeting

Under the Delaware General Corporation Law, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing. It is not uncommon for a corporation’s certificate of incorporation to prohibit such action.

A shareholder meeting must always be called if the matter to be considered requires a shareholder resolution under Luxembourg law or our articles of association.

Pursuant to Luxembourg law, shareholders of a public limited liability company may not take actions by written consent. All shareholder actions must be approved at an actual meeting of shareholders held before a notary public or under private seal, depending on the nature of the matter. Shareholders may vote by proxy.

Shareholder Suits

Under the Delaware General Corporation Law, a shareholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated shareholders where the requirements for maintaining a class action under the Delaware General Corporation Law have been met. A person may institute and maintain such a suit only if such person was a shareholder at the time of the transaction which is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Additionally, under Delaware case law, the plaintiff generally must be a shareholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. The Delaware General Corporation Law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before

Pursuant to Luxembourg law and our articles of association, the board of directors has the widest power to take any action necessary or useful to achieve the corporate object. The board’s powers are limited only by law and the articles of association of the company.

Luxembourg law does not require shareholder approval before legal action may be initiated on behalf of the company. The board of directors has sole authority to decide whether to initiate legal action to enforce the company’s rights (other than, in certain circumstances, in the case of an action against board members).

Shareholders do not generally have authority to initiate legal action on the company’s behalf except that a minority action may be brought by one or more shareholders who at the general meeting of shareholders which decided upon discharge of such directors, owned shares with the right to vote at such meeting representing at least 10 per cent of the votes attaching to all such shares. The general meeting of shareholders may vote to initiate legal action against directors on

Delaware	Luxembourg
the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

grounds that such directors have failed to perform their duties in accordance with the Luxembourg Corporate Law. If a director is responsible for a breach of the law or of a provision of the articles of association, an action can be initiated by any third party including a shareholder having a legitimate interest. In the case of a shareholder, such interest must be different from the interest of the company.

Luxembourg procedural law does not recognize the concept of class actions.

Dividends and Distributions; Repurchases and Redemptions

The Delaware General Corporation Law permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Pursuant to Luxembourg law, dividend distributions may be declared (i) by the general meeting or (ii) by the board of directors in the case of interim dividends (acomptes sur dividendes).

Dividend distributions may be made if the following conditions are met:

•    except in the event of a reduction of the issued share capital, only if net assets on the closing date of the preceding fiscal year are, or following such distribution would not become, less than the sum of the issued share capital plus reserves (which may not be distributed by law or under our articles of association).

•    the amount of a distribution to shareholders may not exceed the sum of net profits at the end of the preceding fiscal year plus any profits carried forward and any amounts drawn from reserves which are available for that purpose, less any losses carried forward and with certain amounts to be placed in reserve in accordance with the law or our articles of association.

Interim dividend distributions may only be made if the following conditions are met:

•    interim accounts indicate sufficient funds are available for distribution.

•    the amount to be distributed does not exceed the total amount of net profits since the end of the preceding fiscal year for which the annual accounts have been

Delaware	Luxembourg

approved, plus any profits carried forward and sums drawn from reserves available for this purpose, less losses carried forward and any sums to be placed in reserves in accordance with the law or the articles of association.

•    the board declares such interim distributions no later than two months after the date at which the interim accounts have been drawn up.

•    prior to declaring an interim distribution, the board must receive a report from the company’s auditors confirming that the conditions for an interim distribution are met.

The amount of distributions declared by the annual general meeting of shareholders shall include (i) the amount previously declared by the board of directors (i.e., the interim distributions for the year of which accounts are being approved), and if proposed (ii) the (new) distributions declared on the annual accounts.

Where interim distribution payments exceed the amount of the distribution subsequently declared at the general meeting, any such overpayment shall be deducted from the next distribution.

Our articles of association do permit interim distributions decided by our board of directors.

Under the Delaware General Corporation Law, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

Pursuant to Luxembourg law, the company (or any party acting on its behalf) may repurchase its own shares and hold them in treasury, provided that:

•    the shareholders at a general meeting have previously authorized the board of directors to acquire company shares. The general meeting shall determine the terms and conditions of the proposed acquisition and in particular the maximum number of shares to be acquired, the period for which the authorization is given (which may not exceed five years) and, in the case of acquisition for value, the maximum and minimum consideration.

•    the acquisitions, including shares previously acquired by the company and held by it, and shares acquired by a person acting in his own name but on behalf of the company, may not have the effect of reducing the net assets below the amount of the issued share

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capital plus the reserves (which may not be distributed by law or under the articles of association).

•    the shares repurchased are fully paid-up.

No prior authorization by shareholders is required (i) if the acquisition is made to prevent serious and imminent harm to the company, provided that the board of directors informs the next general meeting of the reasons for and the purpose of the acquisitions made, the number and nominal values or the accounting value of the shares acquired, the proportion of the subscribed capital which they represent and the consideration paid for them; and (ii) in the case of shares acquired by either the company or by a person acting on behalf of the company with a view to redistributing the shares to the staff of the company, provided that the distribution of such shares is made within 12 months from their acquisition.

Luxembourg law provides for further situations in which the above conditions do not apply, including the acquisition of shares pursuant to a decision to reduce the capital of the company or the acquisition of shares issued as redeemable shares. Such acquisitions may not have the effect of reducing net assets below the aggregate of subscribed capital and reserves (which may not be distributed by law and are subject to specific provisions on reductions in capital and redeemable shares under Luxembourg law).

Any shares acquired in contravention of the above provisions must be re-sold within a period of one year after the acquisition or be cancelled at the expiration of the one-year period.

As long as shares are held in treasury, the voting rights attached thereto are suspended. Further, to the extent the treasury shares are reflected as assets on the balance sheet of the company, a non-distributable reserve of the same amount must be reflected as a liability. Our articles of association provides that shares may be acquired in accordance with the law.

Transactions with Officers or Directors

Under the Delaware General Corporation Law, some contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest provided that some conditions, such as obtaining the required approval	There are no rules under Luxembourg law preventing a director from entering into contracts or transactions with the company to the extent the contract or the transaction is in the corporate interest of the company.

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and fulfilling the requirements of good faith and full disclosure, are met. Under the Delaware General Corporation Law, either (a) the shareholders or the board of directors must approve in good faith any such contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been “fair” as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved in good faith by a majority of disinterested directors after full disclosure of material facts, even though less than a majority of a quorum.

The Luxembourg Corporate Law prohibits a director from participating in deliberations and voting on a transaction if (a) such director has an interest therein, and (b) the interests of such director or conflict with the interests of the company. The relevant director must disclose his personal interest to the board of directors and abstain from voting. The transaction and the director’s interest therein shall be reported to the next succeeding general meeting of shareholders.

The articles of association of the company may require that certain transactions between a director and the company be submitted for board and/or shareholder approval. Our articles of association provide that no director shall, solely as a result of being a director of the Company, have any duty to refrain from any decision or action to enforce its rights under any agreement or contract with the Company. A director who has an interest in a transaction carried out other than in the ordinary course of business which conflicts with the interests of the Company must advise the Board accordingly and have the statement recorded in the minutes of the meeting. The director concerned may not take part in the deliberations concerning that transaction. A special report on the relevant transaction is submitted to the shareholders at the next General Meeting, before any vote on the matter.

Dissenters’ Rights

Under the Delaware General Corporation Law, a shareholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.	Neither Luxembourg law nor our articles of association provide for appraisal rights.

Cumulative Voting

Under the Delaware General Corporation Law, a corporation may adopt in its bylaws that its directors shall be elected by cumulative voting. When directors are elected by cumulative voting, a shareholder has a number of votes equal to the number of shares held by such shareholder times the number of directors nominated for election. The shareholder may cast all of such votes for one director or among the directors in any proportion.	Not applicable. See “—Board of Directors.”

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Anti-Takeover Measures

Under the Delaware General Corporation Law, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, Delaware law does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

Pursuant to Luxembourg law, it is possible to create an authorized share capital from which the board of directors is authorized by the shareholders to issue further shares and, under certain conditions, to limit, restrict or waive preferential subscription rights of existing shareholders. The rights attached to the shares issued within the authorized share capital will be equal to those attached to existing shares and set forth in the articles of association of the company.

The authority of the board of directors to issue additional shares is valid for a period of up to five years unless renewed by vote of the holders of at least two-thirds of the votes cast at a shareholders meeting.

Our articles of association authorizes our board of directors to issue ordinary shares within the limits of the authorized share capital at such times and on such terms as our board or its delegates may decide for a period commencing on the date of our articles of association and ending five years after the date on which the minutes of the shareholders’ meeting approving such authorization are published in the RESA (unless such period is extended, amended or renewed). Accordingly, our board is authorized to issue up to ordinary shares until such date. We currently intend to seek renewals and/or extensions as required from time to time.

ENFORCEMENT OF CIVIL LIABILITIES

Atento S.A. is a public limited liability company (“société anonyme”) organized under the laws of the Grand Duchy of Luxembourg. Most of its assets are located outside the United States. Furthermore, some of the directors and officers of the Company reside outside the United States. As a result, investors may find it difficult to effect service of process within the United States upon us or these persons or to enforce outside the United States judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it may also be difficult for an investor to enforce in the U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. federal securities law. It may also be difficult for an investor to bring an original action in a Luxembourg or other foreign court predicated upon the civil liability provisions of the U.S. federal securities laws against us or these persons. Luxembourg law, furthermore, does not recognize a shareholder’s right to bring a derivative action on behalf of the Company except that a minority action may be brought by one or more shareholders who at the general meeting of shareholders which decided upon discharge of such directors, owned shares with the right to vote at such meeting representing at least 10 per cent of the votes attaching to all such shares.

In particular, there is doubt as to the enforceability of original actions in Luxembourg courts of civil liabilities predicated solely upon U.S. federal securities laws, and the enforceability in Luxembourg courts of judgments entered by U.S. courts predicated upon the civil liability provisions of U.S. federal securities laws will be subject to compliance with procedural, enforcement and other requirements under Luxembourg law, including the condition that the judgment does not violate Luxembourg public policy.

In addition, under Luxembourg law, directors do not, in normal circumstances, assume any personal obligations for the Company’s commitments. Directors are liable to the Company for the performance of their duties as directors and for any misconduct in the management of the Company’s affairs. Directors are further jointly and severally liable both to the Company and, under specific circumstances, to any third parties for damages resulting from violations of the law or our articles of association. Directors will only be discharged from such liability for violations to which they were not a party, provided no misconduct is attributable to them and they have reported such violations at the first general meeting after they had knowledge thereof. In addition, directors may under specific circumstances also be subject to criminal liability, such as in the case of an abuse of assets. In the event of bankruptcy directors may be subject to specific criminal and civil liabilities, including the extension of the bankruptcy to the directors.

PLAN OF DISTRIBUTION

We may offer and sell and the Selling Shareholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling our Ordinary Shares or interests in our Ordinary Shares received after the date of this prospectus from the Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of certain of its Ordinary Shares or interests in Ordinary Shares, on any stock exchange, market or trading facility on which the Ordinary Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We and the Selling Shareholder may use any one or more of the following methods when disposing of shares or interests therein:

•	on the New York Stock Exchange or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our Ordinary Shares may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some of the Ordinary Shares owned by it and, if the Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Shareholders to include the pledgee, transferee or other successors in interest as the Selling Shareholder under this prospectus. The Selling Shareholder also may transfer the Ordianry Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Ordinary Shares or interests therein, we and the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Ordinary Shares in the course of hedging the positions they assume. We and the Selling Shareholder may also sell our Ordinary Shares short and deliver these securities to close out our or their short positions, as applicable, or loan or pledge our Ordinary Shares to broker-dealers that in turn may sell these securities. We and the Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial Institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to us or the Selling Shareholder from the sale of our Ordinary Shares, as applicable, will be the purchase price of our Ordinary Shares less discounts or commissions, if any. We and the Selling Shareholder reserve the right to accept and, together with our or its agents from time to time, as applicable, to reject, in whole or in part, any proposed purchase of our Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Shareholder.

The Selling Shareholder also may in the future resell a portion of the Ordinary Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Shareholder and any underwriters, broker-dealers or agents that participate in the sale of our Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Ordinary Shares may be underwriting discounts and commissions under the Securities Act. If the Selling Shareholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Shareholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the Ordinary Shares to be sold, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of the Ordinary Shares offered by us or the Selling Shareholder, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Ordinary Shares. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Ordinary Shares by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Ordinary Shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The Selling Shareholder may use this prospectus in connection with resales of the Ordinary Shares. The Selling Shareholder may be deemed to be an underwriter under the Securities Act in connection with the Ordinary Shares they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Shareholder will receive all the net proceeds from the resale of the Ordinary Shares sold by it.

LEGAL MATTERS

The validity of the Ordinary Shares will be passed upon for us by Arendt & Medernach S.A., Luxembourg with respect to matters of Luxembourg law and certain legal matters in connection with this offering will be passed upon for us by Kirkland & Ellis LLP, New York, New York.

EXPERTS

The consolidated financial statements of Atento S.A. appearing in Atento S.A.’s Annual Report (Form 20-F) for the year ended December 31, 2016 and the effectiveness of Atento S.A.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young Auditores Independentes S.S., independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Atento S.A.

$200,000,000 Ordinary Shares and

62,660,015 Ordinary Shares Offered by the Selling Shareholder

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee		$106,914
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Registrar and Transfer Agent’s fees		*
Miscellaneous fees and expenses		*

Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

Item 15.	Indemnification of Directors and Officers

The Registrant’s Articles of Association, provide for indemnification and advancement of expenses, to the fullest extent permitted by Luxembourg law, of any members of its Board of Directors or its officers made or threatened to be made a party, or otherwise involved in any claim, action, suit or proceeding by reason of the fact that such person is or was a director or officer of the registrant, against all expenses reasonably incurred or paid by such director or officer. No claim for indemnification shall be paid by the registrant if the registrant has determined that the person seeking indemnification acted in bad faith or was grossly negligent, or in the event of a settlement, if such settlement has not been approved by a court of competent jurisdiction or by the Board of Directors.

Under Luxembourg law, in accordance with the general provisions regarding mandates, a corporation may indemnify any current or former director for any costs, fees and expenses actually and reasonably incurred by such director in connection with any threatened, pending or completed action, suit or proceeding or appeal therefrom to which such director is, was or at any time becomes a party, or is threatened to be made a party. Notwithstanding the foregoing, a corporation may not indemnify a director that is found to have acted with gross negligence, fraud, fraudulent inducement, dishonesty or in the commission of a criminal offense or if it is determined that such director has not acted honestly or in good faith and with the reasonable belief that such director’s actions were in the corporation’s best interests.

The Registrant provides directors’ and officers’ liability insurance for the members of its Board of Directors against civil liabilities and liabilities under the Securities Act, which they may incur in connection with their activities on behalf of the Registrant.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits.

The exhibit index attached hereto is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial Statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Rule 3-19 of the Securities Act of 1933, as amended, if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Luxembourg, on August 18, 2017.

ATENTO S.A.

By:	/s/ Alejandro Reynal
Alejandro Reynal Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Alejandro Reynal, Mauricio Montilha and Virginia Beltramini Trapero his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on August 18, 2017 in the capacities indicated.

Name	Title

/s/ Alejandro Reynal Alejandro Reynal	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Mauricio Montilha Mauricio Montilha	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Francisco Tosta Valim Filho Francisco Tosta Valim Filho	Director

/s/ Melissa Bethell Melissa Bethell	Director

/s/ Thomas Iannotti Thomas Iannotti	Director

/s/ Stuart Gent Stuart Gent	Director

/s/ Devin O’Reilly Devin O’Reilly	Director and Authorized Representative

/s/ David Garner David Garner	Director

/s/ Vishal Jugdeb Vishal Jugdeb	Director

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement

5.1	Opinion of Arendt & Medernach S.A.

23.1	Consent of Ernst & Young Auditores Independentes S.S.

23.2	Consent of Arendt & Medernach S.A. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.